COMPANY CONTACT:	Investor Relations Contact:
Tony M. Shelby, Chief Financial Officer	Linda Latman (212) 836-9609
(405) 235-4546	Lena Cati (212) 836-9611
The Equity Group Inc.

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES PLAN TO MOVE STOCK LISTING TO NEW YORK STOCK EXCHANGE

Oklahoma City, Oklahoma . . . October 14, 2008 . . . LSB Industries, Inc. (“LSB” or the “Company”), (NYSE Alternext US: LXU), today announced that it has filed an application to list its common stock on the New York Stock Exchange (“NYSE”) and expects to begin trading on the NYSE on October 28, 2008, under its current symbol “LXU”.  Until that time, LSB’s shares will continue to trade on the NYSE Alternext US: LXU, the successor to the AMEX.

“We are pleased to be making the move to the Big Board,” said Jack Golsen, Chairman & CEO of LSB Industries.  “We believe that our listing on the NYSE will broaden the visibility of the Company.”

LSB is a manufacturing, marketing and engineering company.  Through its subsidiaries, LSB’s principal business activities consist of the manufacture and sale of commercial and residential climate control products, such as geothermal and water source heat pumps, hydronic fan coils, large custom air handlers, the manufacture and sale of chemical products for the mining, agricultural and industrial markets, and the provision of specialized engineering services and other activities.  LSB Industries is included in the Russell 2000 Index and the Russell 3000 Index.

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